CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-92557, No. 333-93237, No. 333-91144, and No. 333-117547) on Form S-8 of our reports dated March 14, 2013, with respect to the consolidated financial statements and schedule of Blyth, Inc. and the effectiveness of internal control over financial reporting of Blyth, Inc., included in this Annual Report (Form 10-K) for the period ended December 31, 2012.

/s/ Ernst & Young LLP

Stamford, Connecticut
March 14, 2013